EXHIBIT 99.1

PGT Innovations to Consolidate Florida Manufacturing Facilities

VENICE, Fla., April 20, 2020 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in the premium window and door category, today announced plans to consolidate its Florida manufacturing facilities to optimize operations and reduce fixed costs. The Company expects to cease production at its Orlando facility in June 2020, where its WinDoor® and Eze-Breeze® products are assembled, and plans to relocate the manufacturing of those products to the Company’s Venice and Tampa, Florida plants, respectively.

“Consolidation of our Florida facilities is an important step in our integration plans following the acquisition of NewSouth Window Solutions that we expect to improve our overall operations, strengthen our business and reduce costs,” said Jeff Jackson, President and Chief Executive Officer of PGT Innovations. “Once completed, we anticipate this consolidation will reduce our annualized operating expense by $3.5 to $3.8 million.”

“We recognize this can be a difficult time for affected employees. This decision was made after careful consideration, and we are committed to assisting our employees through this transition,” added Jackson.

In connection with this announcement, the Company currently expects to record pre-tax special item charges in the range of approximately $4.2 million to $4.6 million. Approximately $3.0 million to $3.4 million of the charges are expected to be paid in cash and are primarily attributable to separation and retention-until-closure payments for employees, rent on the Orlando facility, and equipment relocation expenses.

Non-cash charges of approximately $1.2 million are related to certain product rationalization initiatives. Most of the pre-tax special item charges are expected to be recorded in 2020 and most of the cash outflows are expected to occur in 2020.

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows and doors. Its highly-engineered and technically-advanced products can withstand some of the toughest weather conditions on earth and unify indoor/outdoor living spaces.

PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves and a drive to develop category-defining products. PGT Innovations is also the nation’s largest manufacturer of impact-resistant windows and doors, holds the leadership position in its primary markets, and is part of the S&P SmallCap 400 Index.

The PGT Innovations’ family of brands include PGT® Custom Windows & Doors, CGI®, WinDoor®, Western Window Systems®, NewSouth Window Solutions®, CGI Commercial® and Eze-Breeze®. The Company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners in North America and the Caribbean. The Company’s high-quality products are available in custom and standard sizes with multiple dimensions that allow for greater design possibilities in residential, multi-family, and commercial projects. For additional information, visit www.pgtinnovations.com.

Forward-Looking Statements

Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “expect,” “expected,” “intended,” “guidance,” “believe,” “may,” “forecast,” “intend,” “could,” “project,” “estimate,” “anticipate,” “should,” “plan” and similar terminology. These risks and uncertainties include factors such as:

• the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and these measures on the economies and demand for our products in the states where we sell them, and on our customers, suppliers, labor force, business, operations and financial performance;
• unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;
• changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;
• our dependence on a limited number of suppliers for certain of our key materials;
• our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;
• the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisitions of NewSouth and Western Window Systems;
• our level of indebtedness, which increased in connection with our acquisition of Western Window Systems, and increased further in connection with our acquisition of NewSouth;
• increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodeling or new home construction channels in our core markets and our inability to collect such debt;

• the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisitions of NewSouth and Western Window Systems may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;
• increases in transportation costs, including due to increases in fuel prices;
• our dependence on our limited number of geographically concentrated manufacturing facilities;
• sales fluctuations to and changes in our relationships with key customers;
• federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;
• risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended.
• product liability and warranty claims brought against us;
• in addition to the acquisitions of NewSouth and Western Window Systems, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected at the time we acquired it; and
• the other risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 28, 2019 and our other SEC filings.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding: (1) possible benefits from exiting our Orlando facility and consolidating the manufacturing of its products into our Venice and Tampa facilities, including optimization and improvement of operations, and cost savings, including the amount of those anticipated savings; (2) our ability to continue manufacturing and delivering our products and services, including the products that have been manufactured at our Orlando facility; and (3) the amounts of cash and non-cash charges associated with exiting our Orlando facility. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances from the date of this press release.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations:
Sherri Baker, 941-480-1600
Senior Vice President and CFO
SBaker@PGTInnovations.com

Media Relations:
Brent Boydston, 941-480-1600
Senior Vice President, Corporate Sales and Innovation
BBoydston@PGTInnovations.com